                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), dated December 5, 2003 is by and between Anthony Bay (the "Executive") and Loudeye Corp., a Delaware corporation (the "Company" or "Loudeye"). The Company and the Executive are hereinafter collectively referred to as the "Parties" and individually referred to as a "Party."

                                   WITNESSETH:

         WHEREAS, the Executive has served the Company in the capacity of a Consultant under a separate Consulting Agreement (the "Consulting Agreement") dated April 1, 20003; and

         WHEREAS, the Company wishes to obtain the future services of the Executive as an employee of the Company and terminate the Consulting Agreement contemporaneously with this Agreement, except as stated within; and

         WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

         WHEREAS, defined terms not defined herein shall have the respective meanings set forth on Schedule 1 attached hereto;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Nature of Employment

         The Company hereby employs Executive and Executive agrees to accept such employment, as Chairman and Chief Strategy Officer of the Company to serve as an at-will employee at the pleasure of the Board of Directors of the Company (the "Board").

         2.       Extent of Employment

         The Executive shall perform his obligations hereunder faithfully and to the best of his ability under the direction of and accountable to the Board and in cooperation with and support of the Chief Executive Officer of the Company. The Executive shall have such duties, responsibilities and obligations ("Responsibilities") as shall be assigned to him from time to time by the Board, in its discretion. Executive shall devote such time, energy and skill as may be reasonably necessary for the performance of his Responsibilities (except for vacation periods and reasonable periods of illness or other incapacity), estimated to average approximately 40% of the time which he would spend as a full time senior executive of the Company. Executive's initial Responsibilities shall be as set forth in Schedule D. Nothing contained herein shall require the Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively, the "Regulations").

         3.       Compensation

         During the Term of this Agreement, the Company shall pay compensation to the Executive as follows:

         (a) Base Salary As base compensation for his services hereunder, consistent with the Company's regular payroll practices, an annual base salary of $150,000 (the "Base Salary"). The Board shall annually, and in its sole discretion, determine whether the Base Salary should be increased and, if so, the amount of such increase. Executive will receive no additional compensation as a member of the Board.

         (b) Performance Bonus. The Executive shall be eligible to receive a bonus of up to a maximum of One Hundred Percent (100%) of the Executive's Base Salary (the "Target Bonus Amount"), provided, however, that for 2003, the Target Bonus Amount shall be $50,000. The Target Bonus Amount shall be paid contingent upon attainment of such performance criteria as the Board may determine from time to time in its sole discretion. For 2003 the performance criteria are set forth on Schedule 3. Notwithstanding anything to the contrary herein, the payment of any Target Bonus shall be in the sole discretion of the Board.

         (c) Stock Option. During the Term (as hereinafter defined), the Executive shall be entitled to participate in the Company's stock option plan in the discretion of the Board.

         (d) Existing Consultant Options. Options previously granted to Executive, pursuant to the Consulting Agreement, will remain in place and vest in accordance with the terms and schedule set forth in the Consulting Agreement and the document(s) evidencing the grant of such options, for so long as the Executive is employed by the Company in accordance with the provisions of this Agreement.

         (e)      Restricted Stock Award.

                  (i) Issuance of Shares.

         Concurrently with the execution of this Agreement, the Parties hereto shall execute and deliver a Restricted Stock Purchase Agreement, attached hereto as Exhibit A and incorporated herein by this reference (the "Stock Purchase Agreement"). Subject to the terms and conditions of this Agreement and the Stock Purchase Agreement, a certificate representing 15,000 shares of the Company's common stock (the "Shares") shall be issued, but held in escrow by the Company for the benefit of the Executive, upon execution of this Agreement and the Stock Purchase Agreement.

                  (ii) Repurchase Right of the Company.

                  The Company shall have the right to repurchase the Shares (the "Repurchase Right") under the terms and conditions set forth in this Agreement and the Stock Purchase Agreement. The repurchase price for "Unvested Shares" shall be the original purchase price for such Shares paid by the Executive (the "Repurchase Consideration"). For the purposes of this Section 2(e), "Vest," "Shares that Vest" or "Vested Shares" shall mean that, subject to the terms and conditions of this Agreement and the Stock Purchase Agreement, the Company shall have no Repurchase Right with respect to those Shares that have become Vested Shares. The Shares shall Vest quarterly in arrears, during the period of October 1, 2003 -- October 1, 2005, upon the terms and conditions set forth in the Stock Purchase Agreement.

                  (iii) Restriction on Transfer Imposed by the Company.

         The Executive agrees that he shall not under any circumstances transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Repurchase Right.

         (f) Compensation on sale of the Company or Company assets. Executive shall be entitled to a bonus or bonuses ("Sale Bonus") equal to one and one-half percent (1.5%) of the total Incremental Value (as defined below) upon consummation of a Change of Control. "Incremental Value" for purposes hereof shall mean the difference between (x) the Consideration, as defined in
Schedule 1, delivered in connection with the consummation of a Change of Control event as defined in Schedule 1 (a "Qualifying Transaction"), and (y) $12,340,964, representing the market value of the Company as of April 1, 2003. The Sale Bonus shall be fully earned upon consummation of the Qualifying Transaction that creates Incremental Value, and shall be paid in the same currency as the Consideration (including securities) paid to Loudeye or the stockholders of Loudeye in connection with such Qualifying Transaction. In the event that Executive is terminated without Cause or resigns with Good Reason within six (6) months prior to a Qualifying Transaction, and Executive did not otherwise receive a Sale Bonus, Executive shall be entitled to the Sale Bonus in amounts described above. Payment of the Sale Bonus will be subject to execution of a Release of Claims by Executive.

         4.       Term of this Agreement

         This Agreement shall be effective as of October 1, 2003 (the "Effective Date"), and shall continue until terminated in accordance with Section 5 herein (the "Term"). Notwithstanding anything herein to the contrary, either Party may terminate the Executive's employment under this Agreement at any time, with or without Cause.

         5.       Termination

         (a) Subject to the Company's obligations to make the payments contemplated by Section 5(b)(i), this Agreement may be terminated at any time:

                      i.   upon the death of the Executive ("Death");

                     ii. in the event that, due to a physical or mental disability, the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, his material duties hereunder for 30 days in any continuous 60 day period ("Disability");

                      iii. by the Company for Cause;

                       iv. by the Company for any reason and without Cause;

                        v. by the Executive for Good Reason;

                       vi. by the Executive voluntarily or for any reason or no
                           reason, in each case, after sixty (60) days' prior written notice to the Company and the Board ("Resignation"); or

                      vii. by the Executive upon Change of Control.

         Executive acknowledges that no representations or promises have been made in connection with this Agreement or any other arrangement, plan or agreement between the Executive and the Company concerning the grounds for termination or the future operation of the Company's business, and that nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate the Executive at any time, with or without Cause.

         (b) If the Executive's employment is terminated for any reason whatsoever, then, subject to the execution by Executive of a release of claims in form reasonably satisfactory to the Company, which shall include, without limitation, a waiver of all claims the Executive may have against Loudeye, and all of its respective subsidiaries, affiliates, directors, officers, employees, stockholders and agents ("Release of Claims") other than rights of indemnification and any rights to accrued benefits under the employee benefit plans (including equity plans), the Executive shall be entitled to (i) accrued and unpaid base salary, earned and unpaid Performance Bonus and benefits (including sick pay, vacation pay and benefits under Section 7) with respect to the period prior to termination, (ii) reimbursement for expenses under Section 6 with respect to such period, and (iii) reimbursement of any other benefits (including COBRA) required by law to be provided after termination of employment under the circumstances. Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan following the Termination Date. In the event the Executive's employment is terminated pursuant to:

                  (i) Death, Disability, Good Reason, without Cause or due to a Change of Control, the Company will also pay to Executive (or his estate or representative) the termination benefits in accordance with
         Schedule 2. Such payment shall be made ratably over a period of two months (2) months as determined by the Company, provided, however, that in the event of termination due to a Change of Control, the payment shall be made in a lump sum at the time of the consummation of the transaction constituting a Change of Control.

                  (ii) Cause or Resignation, there will be no additional amounts owing by the Company to the Executive under this Agreement from and after the Termination Date.

         (c) Termination of this Agreement will not terminate any other provisions not associated specifically with this Agreement.

         (d) Upon termination of this Agreement, the Company shall have no further obligations to the Executive under any option plan, share subscription or similar plan or arrangement, except to the extent that the documentation governing such plan or arrangement specifically requires the Company to continue to incur such obligations.

         6.       Reimbursement of Expenses

         During the Term of this Agreement, the Company shall reimburse Executive for reasonable documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by the Company from time to time in effect.

         7.       Benefits

         The Executive shall be entitled to participate in and be covered by any insurance plan (including, but not limited to, medical, dental, health, accident, hospitalization and disability), vacation policy, 401(k) plan and non-qualified pension plan of the Company, each as determined, from time to time, by the Board. The Company shall have no obligation to establish or maintain an particular plan or program. The Executive shall be entitled to paid vacation accruing at the rate of .50 days per month, subject to the reasonable requirements of the Company as to the timing of the taking of such vacation.

         8.       Confidential Information

         Executive shall, as soon as practicable, execute and deliver to the Company a Proprietary Information and Inventions Agreement in favor of the Company (the "Confidentiality Agreement"), in such form as is reasonably satisfactory to the Company. The terms of the Confidentiality Agreement shall survive termination hereof.

         9.       Non-Competition

         The Executive acknowledges that services to be provided give him the opportunity to have special knowledge of the Company and of its affiliates and subsidiaries (the "Company Group") and their Confidential Information (as such term is defined in the Confidentiality Agreement, and herein, to the extent that the definition contained herein does not conflict with such provisions of the Confidentiality Agreement) and the capabilities of the individuals employed by or affiliated with the Company and that interference in these relationships would cause irreparable injury to the Company. In consideration of this Agreement, the Executive covenants and agrees that for a period of twelve (12) months from termination, the Executive will not, without the express written approval of the Board, directly or indirectly, in one or a series of transactions, or enter into any agreement to, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, agent, representative or other participant, in any business which competes with the Company, provided, however, that Executive may in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of another corporation. The Executive acknowledges that the terms of this Section 9 are reasonable and necessary for the protection of the Company, and that the scope and term of this Section 9 would not preclude Executive from earning a living with an entity that does not compete with the Company.

         10.      Non-Solicitation

         During the Term of this Agreement and for a period of twenty-four (24) months thereafter, Executive will not and will not cause another business or commercial enterprise to, without the express prior written approval of the Board, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, consultant, agent, representative or any other person which has a business relationship with any member of the Company Group or had a business relationship with any member of the Company Group to discontinue, reduce or modify such employment, agency or business relationship.

         11.      Non-Disparagement

         During and after the Term of this Agreement, Executive agrees that he shall not make any false, defamatory or disparaging statements about the Company or any member of the Company Group, or the officers or directors of the Company or any member of the Company Group. During and after the Term of this Agreement, the Company shall not make any false, defamatory or disparaging statements about the Executive.

         12.      Defense of Claims

         The Executive agrees that from the date hereof, and continuing for a reasonable period after termination of this Agreement, the Executive will cooperate with the Company in defense of any claims that may be made against the Company provided same does not interfere with the Executive's then current employment. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses and the fees and expenses of the Executive's legal counsel.

         13.      Notice

         Any notice, request, demand or other communications required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent be certified or registered mail, return receipt requested, sent by overnight courier or sent by facsimile transmission (with confirmation and a copy sent by mail within one day) as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to the Executive:                  Anthony Bay
                                      16224 NE 130th Place
                                      Redmond, WA 98052
                                      Facsimile No._______________

If to the Company:                    Loudeye Corp.
                                      1130 Rainier Ave. South
                                      Seattle, WA 98144
                                      Attention: CEO
                                      With a copy to the CFO
                                      Facsimile No.: (206) 832-4001

         with a copy to:              John Hentrich
                                      PROCOPIO, CORY, HARGREAVES & SAVITCH, LLP
                                      530 B. Street, Suite 2100
                                      San Diego, CA 92101-4469
                                      Facsimile No.: (619) 235-0398

Any such notices shall be deemed to be given on the date personally delivered or sent by facsimile transmission or such return receipt is issued or the day after if sent by overnight courier.

         14.      The Executive's Representations

         The Executive hereby warrants and represents to the Company that Executive has carefully reviewed this Agreement and has consulted with such advisors, including, but not limited to, the Executive's financial, tax and legal advisors, or such other advisors as Executive considers appropriate in connection with this Agreement, and is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of Executive's prior employment which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of his duties hereunder.

         15.      Termination of Consulting Agreement.

         Subject to the provisions of this Agreement, the Parties agree that the Consulting Agreement shall terminate on the Effective Date and the Company shall have no further obligations thereunder. For the avoidance of doubt, the Executive acknowledges and agrees that any provisions of the Consulting Agreement that, by their terms, would survive termination, including, but not limited to Section 8 therein, shall survive such termination.

         16.      Company's Obligation; Taxes.

         In connection with a Change of Control, the Company will use all reasonable efforts to maintain, or will use all reasonable efforts to cause any successor to the Company to maintain, reasonably comparable directors' and officers' insurance and indemnification policies (including employment practices liability insurance) to be maintained for a period of not less than three years, from the date of the consummation of the transaction constituting a Change of Control, to the extent that they provide coverage for events occurring prior to the effective date of the transaction constituting a Change of Control, for the Executive's service as an officer and director of the Company prior to such event. The Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligation of the Company, and that none of the Company's members, stockholders, directors, officers, or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof. Any amounts payable to the Executive pursuant to this Agreement shall be subject to withholding and any other applicable taxes.

         17.      Severability

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form shall then be enforceable.

         18.      Breach; Waiver of Breach: Specific Performance

         If either party breaches its obligations in connection with this Agreement, the non-breaching party shall be entitled to pursue all remedies available at law or in equity for such breach. The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and any third party beneficiaries) to this Agreement will be entitled to enforce its rights under any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the Company would be irreparably injured by a violation of Sections 8 through 11 of this Agreement, that the provisions of such sections are reasonable and that the Company could not adequately be compensated in monetary damages, in light of the sensitivity of the non-public information of the Company to which the Executive will be exposed and that the Company may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of such sections of this Agreement.

         19.      Assignment: Third Parties

         Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. Notwithstanding the foregoing, the Company may, in its sole discretion and without the requirement of notice to or consent of Executive, assign this Agreement in the event of the sale of all or substantially all of the assets of the Company.

         20.      Amendment: Entire Agreement

         This Agreement may not be changed orally but only by an agreement in writing agreed to by the parties hereto. This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and, except as expressly set forth herein, supersedes all prior agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

         21.      Choice of Law; Litigation

                  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 20 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A WASHINGTON FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF WASHINGTON; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; AND (5) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         22.      Headings

         The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         23.      Survival

         Sections 5, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 21 and this
Section 23 of this Agreement shall survive the termination of this Agreement.

         24.      Counterparts

         This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

                       THE NEXT PAGE IS THE SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.

EXECUTIVE:                                LOUDEYE CORP.

______________________________            By:______________________________
Anthony Bay                                  Name:  Jeff Cavins
                                             Title: President and CEO

                     [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT
                 FOR ANTHONY BAY DATED AS OF NOVEMBER 13, 2003]

                                   SCHEDULE D

                      Executive's Initial Responsibilities

         In addition to Executive's normal governance responsibilities as Chairman of the Board, Executive shall provide support to the Chief Executive Officer and the Board on specific issues and initiatives which shall initially include:

         - Development of a "Strategic Priorities & Agenda" to drive the company for the next twelve months;

         - Strengthening and extending the Company's relationship with Microsoft Corporation;

         - Participation in selective, high potential new business opportunities;

         -        Assistance on Technology and product strategy; and

         -        Mentorship and assimilation of John Martin.

                                   SCHEDULE 1

                               Certain Definitions

         "Cause" shall include but not be limited to termination based on any of the following grounds: (i) the Executive has committed an act that is intended to and does materially injure the business of the Company; (ii) fraud, misappropriation, embezzlement or acts of similar dishonesty; (iii) conviction of a felony; (iv) illegal use of drugs or excessive use of alcohol in the workplace; (v) intentional or willful misconduct that may subject the Company to criminal or civil liability; (vi) breach of the Executive's duty of care or loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Company; (vii) willful disregard of Company policies;
(viii) breach of any of the material terms of this Agreement; (ix) insubordination or the willful failure by the Executive to substantially perform Executive's Responsibilities (other than any such failure resulting from Executive's incapacity due to physical or mental illness), including a refusal or failure to follow lawful and reasonable directions of the Board, after a written demand for substantial performance is delivered to Executive by Loudeye, which specifically identifies the manner in which Loudeye believes that the Executive has not substantially performed Executive's duties or failed to follow directions of the Board, and Executive's failure within 10 days to cure such insubordination or failure to perform; provided, however, that Employee shall not be required to provide Executive with more than one cure period, (x) a determination by the Board that the Executive has engaged in conduct constituting sexual harassment of any current or former employee of the Company;
(xi) the Executive has committed an act that is intended to and does materially injure the business of the Company; or (xii) the Executive's commission of any fraud against the Company, its employees, agents or customers or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated (but not including immaterial takings or uses of office supplies, company facilities, etc.).

         "Change of Control" means the occurrence of any of the following: (i) the consummation of a sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related or unrelated transactions, of all or substantially all of the assets of Loudeye and its subsidiaries, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which Loudeye stockholders prior to the transaction no longer represent as a group a majority of the voting stock of Loudeye after the consummation of the transaction.

         "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, inventions, creative works, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company Group, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Notwithstanding the foregoing, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that is or becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder or that was in the possession of Executive prior to the date of this Agreement.

         "Consideration" shall mean the total net proceeds and other consideration paid or exchanged directly or indirectly by the Acquiror (as hereinafter defined), to or for the benefit of the stockholders of the Company, or to or for the benefit of the Company to the extent that such proceeds are distributed to the stockholders, in connection with a transaction that shall constitute a Change of Control, and be comprised of cash, notes, evidences of indebtedness, securities and other property, or a combination thereof. For the avoidance of doubt, Consideration shall not be deemed to include any "Contingent Payments" which, for the purposes of this Agreement, shall mean Consideration received or receivable by the Company in the form of deferred performance-based payments, "earnouts", royalty agreements or other contingent payments based upon the future performance of the Company, its business or assets. For the purposes of this section, Acquiror shall mean the other party or parties to the transaction that, when consummated, shall constitute a Change of Control.

         "Good Reason" shall mean: (i) any substantial material diminution of the Executive's authority, duties or responsibilities (ii) the knowing and willful failure of Loudeye to make any payments provided under Subsections 3(a) or 3(b) in accordance with the terms of each of those subsections; or (iii) the relocation without the Executive's consent of the Executive's principal work location more than 50 miles from the former Loudeye work location where the Executive was formally employed; provided, however, that the Executive shall not be deemed to have resigned for Good Reason hereunder unless with respect to each of (i), (ii) and (iii) above, the Executive shall have provided written notice to Loudeye within 60 calendar days after the event that the Executive believes gives rise to the Executive's right to terminate employment for Good Reason, describing in reasonable detail the facts that provide the basis for such belief, and Loudeye shall have thirty (30) days from the date of such notice to cure any such diminution, failure or relocation.

         "Notice of Termination" Any termination of the Executive's employment by Loudeye or by the Executive pursuant to this Agreement (other than termination on account of the Executive's Death) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with
Section 13.

         "Operational Breakeven" shall mean EBITDA or EBIT, as allocated Paragraph 1 of Schedule.

         "Release of Claims" shall have the meaning set forth in Section 5(b).

         "Termination Date" shall mean: (i) if the Executive's employment is terminated by Executive's Death, the date of Executive's Death; (ii) if the Executive's employment is terminated on account of Disability, the date of the Notice of Termination is transmitted to Executive once the conditions set forth in Section 5(a)(ii) have been satisfied; (iii) if the Executive's employment is terminated due to a Change of Control, the date of the consummation of the transaction that constitutes a Change of Control; and (iv) if the Executive employment is terminated for any other reason, the date on which a Notice of Termination is transmitted (or any later date set forth in such Notice of Termination) or the Executive's last day of active employment, whichever date is later.

                                   SCHEDULE 2

                              Termination Benefits

a) Termination by Loudeye Without Cause or by the Executive for Good Reason. In the event Loudeye terminates Executive's employment hereunder without Cause, or Executive terminates his employment for Good Reason, Loudeye shall provide the Executive with six (6) months' severance, Base Salary. In addition, Executive will be entitled to payment of such portion of the Performance Bonus as the Compensation Committee shall authorize as necessary (collectively, the "Severance Payments"). Executive will cooperate, if requested by the Company, in the training and support Executive's replacement, if any. Failure of Executive to comply with this requirement may result in Termination for Cause. In the event Executive is terminated without Cause within 6 months following a Change of Control, Executive's Performance Bonus will be considered earned to the extent specified by the Compensation Committee in its discretion, and, to the extent payable, payment will be made no later than sixty (60) days after the effective date of the Change of Control. The Executive will be entitled to all rights under this Change of Control provision in the event that the Executive's employment is terminated without Cause within six months prior to a Change of Control.

b) Termination by Loudeye For Cause. Loudeye may terminate Executive's employment immediately for "Cause", in which case Executive shall receive only Executive's Base Salary and normal benefits through the last day of Executive's active employment. For purposes of this Agreement, the term "Cause" shall be defined in Schedule 1.

c) Termination By Executive Due to Voluntary Resignation. The Executive may terminate Executive's employment hereunder by voluntarily resigning Executive's employment and providing Loudeye with sixty (60) days prior notice of such resignation. In such event, Executive shall continue to receive Base Salary, earned incentive compensation and benefits during the period in which Executive remains in active employment or Loudeye may, in its sole discretion, terminate the employment at any time within such sixty (60) day period with no further obligation.

d) Termination By Death or Disability. Executive's employment shall terminate if the Executive is unable to perform the Executive's Responsibilities due to Death or Disability (as defined in Section 5(a)(ii) of the Agreement. In such case, the Executive's heirs, beneficiaries, successors, or assigns shall not be entitled to any of the compensation or benefits to which Executive is entitled under this Agreement, except: (a) with respect to any Base Salary earned prior to the Executive's Death or Disability; (b) to the extent specifically provided in this Agreement; (c) to the extent required by law; or (d) to the extent such benefit plans or policies under which Executive is covered provide a benefit to the Executive's heirs, beneficiaries, successors, or assigns.

                                   SCHEDULE 3

                               Performance Factors

       (Set annually by BOD in its discretion, 2003 metrics listed below)

1.       Revenue

2.       New Customers

3.       EBIT

4.       CASH

                                    EXHIBIT A

                       RESTRICTED STOCK PURCHASE AGREEMENT

                                     - 18 -